BERGSTROM CAPITAL CORPORATION

                            FORM N-SAR

                    For Period Ended 06/30/03

                     File Number (c) 811-1641
                      Attachments Per Item 77


Sub-Item 77C. Matters submitted to a vote of security holders:

     (a)  A special meeting of stockholders was held on
                      April 4, 2003.


     (b)  None


     (c)  Other matters voted upon at the meeting:

                                    Affirmative      Negative
                                    Votes Cast       Votes Cast
          To approve or
          disapprove the
	    dissolution of
	    Bergstrom Capital
	    Corporation and
	    adopt the plan of
	    liquidation. 	              728,940          13,714


     (d)  None.